As filed with the Securities and Exchange Commission on December 22, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WAL-MART STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0415188
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street

Bentonville, Arkansas 72716

(479) 273-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ANTHONY D. GEORGE, ESQ.

Senior Associate General Counsel, Finance and Assistant Secretary

Wal-Mart Stores, Inc.

702 S.W. 8th Street

Bentonville, Arkansas 72716

479-273-4000

(Name, address, including zip code, and telephone number of agent for service)

With copies to:

DUDLEY W. MURREY, ESQ. Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas, Texas 75201 214-659-4400	GLENN M. REITER, ESQ. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 212-455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered / Proposed Maximum Offering Price per Unit / Proposed Maximum Aggregate Offering Price / Amount of Registration Fee
Debt Securities	(1)(2)

(1)	Not applicable pursuant to Instruction II.E. to Form S-3.
(2)	The registrant is registering an indeterminate amount of debt securities for offer and sale from time to time at indeterminate offering prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of registration fees relating to the registration of debt securities hereby until such fees become payable in connection with an offering of such debt securities.

PROSPECTUS

WAL-MART STORES, INC.

DEBT SECURITIES

This prospectus relates to our offer and sale of our debt securities of one or more different series from time to time. The debt securities of each series we may offer pursuant to this prospectus will have terms and conditions distinct from the terms and conditions of each other series of our debt securities. We will determine the terms and conditions of each series of debt securities when we first offer debt securities of that series.

We describe in this prospectus certain terms and conditions of the debt securities we may offer. For each offering of debt securities, we will provide a prospectus supplement describing the specific terms and conditions of the debt securities of each series being offered to the extent those terms and conditions are not described, or differ from the terms and conditions described, in this prospectus. The applicable prospectus supplement will describe:

•	the principal amount of the debt securities being offered;

•	the price or prices at which the debt securities are being offered to the public;

•	the currency in which the debt securities are denominated;

•	the maturity date of the debt securities;

•	the interest rate or rates for the debt securities, which may be fixed or variable;

•	the dates on which we will pay the principal of and premium, if any, and interest on the debt securities;

•	any redemption rights applicable to the debt securities; and

•	whether we will list the debt securities for trading on any securities or stock exchange.

The applicable prospectus supplement may also contain other important information concerning our company, the debt securities being offered and the offering, including tax consequences of an investment in those debt securities other than those described in this prospectus. Information in the applicable prospectus supplement or that we incorporate by reference in this prospectus may supplement, update or change other information contained or incorporated by reference in this prospectus.

We discuss risk factors relating to our company in filings we make with the Securities and Exchange Commission, including under “Risk Factors” in our most recently filed Annual Report on Form 10-K. We may update the risk factors in our Annual Report on Form 10-K in subsequently filed Quarterly Reports on Form 10-Q. The prospectus supplement relating to a particular offer of debt securities may discuss certain risks of investing in those debt securities. You should carefully consider these risk factors and risks before deciding to purchase any debt securities offered pursuant to this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2011.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using the automatic “shelf” registration process afforded to “well-known seasoned issuers” as described in Rule 405 under the Securities Act of 1933, as amended. Under the automatic shelf registration statement, we may offer and sell, from time to time in one or more offerings, debt securities as described in this prospectus and in an applicable prospectus supplement. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement.

For further information about our company, our business, our financial performance and the debt securities, you should refer to the registration statement and the exhibits to it. Some of the exhibits to that registration statement are incorporated by reference to other filings we have made with the SEC, including the indenture under which any debt securities offered by this prospectus will be issued and certain other important documents. We have summarized certain terms of the indenture in this prospectus, but that summary may not contain all of the information you may want regarding the indenture’s terms. Consequently, you should review the full text of the indenture.

We urge you to read carefully both this prospectus and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation of Information By Reference,” before deciding if you will invest in any debt securities that we may offer pursuant to this prospectus. As you read this prospectus, please remember that the specific terms and conditions of the debt securities described in the applicable prospectus supplement will supplement and may, in certain instances, modify or replace the general terms and conditions of the debt securities described in this prospectus. You should read carefully the particular terms of the debt securities described in the applicable prospectus supplement. If differences exist between the information relating to those debt securities contained in the applicable prospectus supplement and similar information contained in this prospectus, the information in the applicable prospectus supplement will control. Consequently, certain of the statements made in this prospectus may not apply to the debt securities of a particular series.

We are not offering debt securities in any jurisdiction in which the offer is not permitted.

In this prospectus and the applicable prospectus supplement, unless otherwise specified, the terms “we,” “us,” “our” and “our company” refer to Wal-Mart Stores, Inc. and its consolidated subsidiaries. The term “applicable prospectus supplement” refers to the prospectus supplement accompanying this prospectus by which we offer specific debt securities in a particular offering.

You should rely only on the information contained or incorporated by reference in this prospectus and in the applicable prospectus supplement in deciding whether or not to invest in the debt securities we offer hereby. We have not authorized anyone to provide you with any inconsistent or additional information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.walmartstores.com. The information contained on our corporate website or any other website maintained by us is not part of this prospectus, any prospectus supplement or the registration statement of which this prospectus is a part. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the office of the New York Stock Exchange. For information on obtaining copies of public filings at the New York Stock Exchange, you should call 212-656-5060.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including the exhibits thereto, from the SEC in the manner described above.

INCORPORATION OF INFORMATION BY REFERENCE

As permitted by the SEC’s rules, we “incorporate by reference” into this prospectus information contained in certain documents we file with the SEC, which means we disclose to you important information concerning us by referring you to those documents that we have incorporated by reference. Those documents that we are incorporating by reference into this prospectus form an important part of this prospectus.

We incorporate by reference into this prospectus the following documents:

•

Our Annual Report on Form 10-K for our fiscal year ended January 31, 2011, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on April 18, 2011 that is incorporated by reference in that Annual Report on Form 10-K.

•	Our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 30, 2011, July 31, 2011 and October 31, 2011.

•	Our Current Reports on Form 8-K filed with the SEC on April 15, 2011, June 9, 2011, September 27, 2011, September 29, 2011 and December 8, 2011.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which filings will include our Annual Reports on Form 10-K (and the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K) and definitive proxy statements that are a part of our Schedules 14A so long as the registration statement of which this prospectus is a part remains effective. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K of the SEC contained in any of the documents or the future filings described above.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future, including our Annual Reports on Form 10-K (and the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (excluding information furnished under Item 2.02 or 7.01 of a Current Report on Form 8-K) and definitive proxy statements, that are incorporated by reference into this prospectus. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and in the filings previously filed with the SEC that are incorporated by reference into this prospectus. Please note that we will not incorporate by reference into this prospectus any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K to the SEC after the date of this prospectus unless, and only to the extent, we expressly specify in that report that we are doing so. We may file one or more Current Reports on Form 8-K specifically in connection with a particular offering of debt securities pursuant to this prospectus to incorporate by reference into this prospectus information concerning our company or the specific terms of that offering of debt securities and to file with the SEC documents used in connection with that offering. When we use the term “prospectus” in this prospectus or in any applicable prospectus supplement, we are referring to this prospectus as updated and supplemented by all information incorporated by reference into this prospectus from our Annual Reports on Form 10-K (and the information incorporated by reference therein), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive proxy statements as described above, as well as from the other filings and documents incorporated by reference into this prospectus as described above.

You can obtain any of our filings incorporated by reference into this prospectus from us, the SEC or the New York Stock Exchange as noted above. We will provide to you a copy of any or all of the filings incorporated by reference in this prospectus, as well as a copy of the indenture and any other agreements referred to in this prospectus, free of charge. To request a copy of any such filing or other document, you should write or call: Wal-Mart Stores, Inc., 702 S.W. 8th Street, Bentonville, Arkansas 72716, Attention: Investor Relations, Telephone: (479) 273-8446.

CAUTIONARY STATEMENT REGARDING

FORWARD-LOOKING STATEMENTS

This prospectus, a prospectus supplement accompanying this prospectus and the information incorporated by reference into this prospectus may include or incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to enjoy the safe harbor from liability provided by that act. Those forward-looking statements may address activities, events or developments as to our business, our plans and objectives for our operations or our financial performance that we expect or anticipate will or may occur in the future, including:

•	our business strategy;

•	our business plans, goals and priorities;

•	the amount, nature and allocation of our future capital expenditures;

•

the expansion and growth of our business, including the opening of additional units in the United States and in international markets, making acquisitions of assets and ownership interests in other companies and commencing operations in new international markets;

•	the conversion of our Walmart discount stores into supercenters and relocation of existing units;

•	the remodeling of existing units or special projects at existing units;

•	opening or testing of units in new retail formats;

•	expansion and other development trends of the retail industry;

•	our ability to integrate newly acquired operations into our existing operations;

•	our pricing strategy;

•	our cost of goods;

•	our operating expenses;

•	our inventory levels;

•	the effect of economic developments on our customers and our operations;

•	the anticipated success and timing of our operating initiatives;

•	the anticipated success of specific merchandise lines or merchandise categories;

•	our ability to increase our market share;

•	the effect of currency exchange rate fluctuations on our reported results of operations;

•	the effect of changes in fuel prices on our results of operations;

•	changes in our operations, including the mix of merchandise we will sell;

•	the outcome of, and effect on us of, legal and regulatory proceedings to which we are a party;

•	our financing strategy;

•	our liquidity, ability to access the financial and capital markets and ability to refinance our debt as it matures;

•	our anticipated earnings per share for any period;

•	our effective tax rate for any period; and

•	the anticipated changes in our comparable store sales from one period to another period.

The expectations expressed in the forward-looking statements included in this prospectus, a prospectus supplement accompanying this prospectus and any information incorporated by reference into this prospectus are or will be based on reasonable assumptions within the bounds of our knowledge of our business and the environment in which we operate. Our business operations are subject, however, to many factors outside our control, any one or combination of which could materially affect our operations, financial performance, business strategy, plans, goals and objectives and cause our actual results to differ materially from those expressed or projected by any forward-looking statement included in this prospectus, a prospectus supplement accompanying this prospectus or any information incorporated by reference into this prospectus. Those factors include:

•	general economic conditions;

•	economic conditions affecting specific markets in which we operate;

•	competitive pressures;

•	inflation and deflation;

•	consumer confidence, disposable income, credit availability, spending patterns and debt levels;

•	the seasonality of our business and seasonal buying patterns in the United States and our other markets;

•	the disproportionate significance of the contribution of our fourth fiscal quarter to our annual financial performance;

•	unemployment and partial employment rates and employment conditions in our markets;

•	geo-political conditions and events;

•	weather conditions and events and their effects;

•

catastrophic events and natural disasters, as well as the damage caused to our stores, clubs and facilities by such events and disasters and the limitations on our customers’ access to our stores and clubs resulting from such events and disasters;

•	public health emergencies;

•	civil unrest and disturbances and terrorist attacks;

•	commodity prices;

•	the cost of goods we sell;

•	transportation costs;

•	the cost of diesel fuel, gasoline, natural gas and electricity;

•	the selling prices of gasoline;

•	disruption of our supply chain, including transport of goods from foreign suppliers;

•	information security costs;

•	trade restrictions;

•	changes in tariff and freight rates;

•	labor costs;

•	the availability of qualified labor pools in the specific markets in which we operate;

•	changes in employment laws and regulations;

•	the cost of healthcare and other benefits;

•	casualty and other insurance costs;

•	accident-related costs;

•	the cost of construction materials;

•	the availability of acceptable building sites for new stores, clubs and facilities;

•	zoning, land use and other regulatory restrictions;

•	adoption of or changes in tax and other laws and regulations that affect our business, including changes in corporate tax rates;

•	developments in, and the outcome of, legal and regulatory proceedings to which we are a party or are subject;

•	currency exchange rate fluctuations;

•	changes in market interest rates; and

•	conditions and events affecting domestic and global financial and capital markets.

Certain of these risks and other risks are discussed under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K incorporated herein by reference, as that information may be updated by information contained in subsequently filed Quarterly Reports on Form 10-Q, and in our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into that Annual Report on Form 10-K and in each of those subsequently filed Quarterly Reports on Form 10-Q. Those risk factors, the foregoing factors and other factors not identified in the foregoing list or in the risk factors in the reports discussed above could adversely affect our operations, financial performance and business strategy, plans, goals and objectives.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating each forward-looking statement contained in this prospectus, the applicable prospectus supplement and any information incorporated by reference into this prospectus. The forward-looking statements contained in this prospectus, in a prospectus supplement accompanying this prospectus or in the information incorporated by reference into this prospectus are based on our knowledge of our business and the environment in which we operate and assumptions that we believe to be reasonable at the time such forward-looking statements are made. As a result of the risk factors, uncertainties and other factors described and listed above, as well as other risks, uncertainties and other factors and matters, changes in facts, assumptions not being realized or other circumstances, our actual results may differ materially from those expressed or projected in any such forward-looking statements. Consequently, this cautionary statement qualifies all such forward-looking statements. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected or projected consequences for us or affect us, our operations or our financial performance as we have expected or projected. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of such forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.

WAL-MART STORES, INC.

We are the world’s largest retailer as measured by total net sales. Employing approximately 2.1 million associates, at November 30, 2011 we were operating 9,884 retail stores in various formats under approximately 69 different banners in 28 countries around the world. We serve our customers and Sam’s Club members more than 200 million times each week primarily through the operation of three segments:

•

our Walmart U.S. segment, which operates our supercenters, discount stores, Neighborhood Markets and other formats in the United States and Puerto Rico, as well as the Walmart U.S. segment’s online retail operations, walmart.com;

•

our Walmart International segment, which includes our operations outside of the United States and Puerto Rico and which operates a variety of retail formats, our warehouse membership clubs outside of the United States and Puerto Rico, restaurants in Chile, Japan and Mexico and our online retail operations that operate outside of the United States and Puerto Rico; and

•	our Sam’s Club segment, which operates our warehouse membership clubs in the United States and Puerto Rico, as well as the Sam’s Club segment’s online retail operations, samsclub.com.

We operate in all 50 states in the United States and in Puerto Rico and, through wholly-owned subsidiaries, in Argentina, Brazil, Canada, Japan and the United Kingdom. Through majority-owned subsidiaries, we operate in Chile, Mexico and five countries in Central America, as well as in South Africa and twelve other sub-Saharan African countries. We operate in China through joint ventures and other controlled subsidiaries and in India through a joint venture.

Wal-Mart Stores, Inc. is the parent company of, and conducts a substantial part of its operations through, a group of subsidiary companies, including Wal-Mart.com, Inc., Wal-Mart de Mexico, S.A.B. de C.V., ASDA Stores Limited, Sam’s West, Inc., Sam’s East, Inc., Walmart Japan, Wal-Mart Stores East, LP, Sam’s Property Co., Wal-Mart Property Company, Wal-Mart Real Estate Business Trust and Sam’s Real Estate Business Trust.

The common stock of Wal-Mart Stores, Inc. is listed for trading on the New York Stock Exchange under the symbol “WMT.”

Wal-Mart Stores, Inc. was incorporated in the State of Delaware on October 31, 1969.

We maintain our principal executive offices at 702 S.W. 8th Street, Bentonville, Arkansas 72716. Our main telephone number is 479-273-4000.

The address of our corporate website is at www.walmartstores.com. Information contained in our corporate website and other websites that we maintain or sponsor is not a part of this prospectus or any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges, for the periods indicated:

Nine Months Ended October 31,		Year Ended January 31,
2011	2010	2011	2010	2009	2008	2007
7.8x	8.2x	8.8x	8.8x	8.6x	8.2x	8.7x

For the purpose of computing our ratios of earnings to fixed charges, we define “earnings” to mean our income from continuing operations before income taxes plus our fixed charges, net of capitalized interest and consolidated net income attributable to noncontrolling interest. The term “fixed charges” means:

•	the interest on debt and capital leases that we expense and that we capitalize; plus

•	amortized premiums, discounts and capitalized expenses related to our indebtedness; plus

•	an estimate of interest within our rental expense.

Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

The foregoing information will be updated by the information relating to our ratio of earnings to fixed charges contained in our periodic reports filed with the SEC, which will be incorporated by reference in this prospectus at the time they are filed with the SEC. See “Where You Can Find More Information” regarding how you may obtain access to or copies of those filings.

USE OF PROCEEDS

Except as otherwise specifically described in the applicable prospectus supplement, we may use the net proceeds from the sale of the debt securities:

•

to repay short-term borrowings incurred for general corporate purposes, including to finance capital expenditures, such as the purchase of land and construction of stores and other facilities and, to finance the acquisition of inventory;

•	to repay or refinance long-term debt prior to or at maturity or to refinance debt of one or more of our subsidiaries;

•	to repay borrowings that we have incurred to acquire other companies and assets;

•	to repay borrowings that we have incurred to acquire our common stock pursuant to our share repurchase program;

•	to finance acquisitions;

•	to meet other working capital requirements; and

•	for other general corporate purposes.

Before we apply the net proceeds of any sale of our debt securities to one or more of these uses, we may invest those net proceeds in short-term marketable securities.

DESCRIPTION OF THE DEBT SECURITIES

We summarize below material general terms and conditions that will apply to each series of debt securities that we offer pursuant to this prospectus unless otherwise stated in the applicable prospectus supplement. The applicable prospectus supplement will describe the material specific terms and conditions of the debt securities of each series being offered pursuant to this prospectus and that prospectus supplement, including any differences between those specific terms and conditions and the general terms and conditions we summarize below. We may, but need not, describe any additional or different terms and conditions of such debt securities in a report we file with the SEC, the information in which would be incorporated by reference in this prospectus. We urge you to review all of our filings with the SEC that are incorporated by reference in this prospectus. See “Where You Can Find More Information” above regarding how you may obtain access to or copies of those filings.

We will issue the debt securities in one or more series under an indenture, dated as of July 19, 2005, between us and The Bank of New York Mellon Trust Company, N.A. (formerly known as “The Bank of New York Trust Company, N.A.”), as trustee, as supplemented. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture. For a complete description of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to the offering of debt securities of that series.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, has been or will be filed with the SEC in connection with the offering and is or will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of the indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information” or “Incorporation of Information by Reference” above or by contacting the trustee.

In this section of the prospectus, the terms “we,” “us,” “our,” and “our company” refer to Wal-Mart Stores, Inc. only and not to Wal-Mart Stores, Inc. and its consolidated subsidiaries.

General Terms

The debt securities of each series offered pursuant to this prospectus will constitute our senior unsecured debt obligations and will rank equally among themselves and with all of our existing and future unsecured and unsubordinated debt obligations. Consequently, the holders of the debt securities of such series will have a right to payment equal to that of our other unsecured creditors. None of our subsidiaries will have any obligation as to any of the debt securities or will guarantee the payment of amounts owing with respect to any of the debt securities.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will trade in book-entry form only and will be issued in certificated (i.e., physical) form only as global debt securities to a depository as described under “Book-Entry Issuance.” Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless previously redeemed or purchased and cancelled, we will repay the debt securities of each series at 100% of their principal amount together with accrued and unpaid interest thereon at maturity.

We may, without the consent of the holders of the debt securities of a series, issue additional debt securities ranking equally with and otherwise similar in all respects to the debt securities of that series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated, and form a single series, with the debt securities of that series previously offered and sold. The terms of the series of debt securities we create typically do not limit the maximum aggregate amount of the debt securities of a particular series that we can issue, although they may do so. No additional debt securities may be issued under the indenture if an event of default under the indenture has occurred and is continuing.

The debt securities will not be convertible, exchangeable or subject to a sinking fund unless otherwise specified in the applicable prospectus supplement. Except as may be otherwise specified in the applicable prospectus supplement, we will not have the right to redeem the debt securities of any series offered pursuant to this prospectus.

The debt securities will be subject to defeasance as described under “—Provisions of the Indenture—Legal Defeasance and Covenant Defeasance.”

Notices to holders of the debt securities of a series will be mailed to such holders. Any notice shall be deemed to have been given on the date of mailing and publication or, if published more than once, on the date of first publication.

Debt securities of a series that we may offer pursuant to this prospectus will not be listed for trading on any securities or stock exchange unless the applicable prospectus supplement states that those debt securities have been listed for trading or that we have applied for the listing of and admission of those debt securities for trading on a particular securities or stock exchange.

The laws of the State of New York govern the indenture, govern the outstanding debt securities of each series issued under the indenture and will govern any debt securities of a series to be issued under the indenture in the future.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise as described below and at maturity or, if earlier, the tax or other redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indenture, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, any tax or other redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula. Unless otherwise specified in the applicable prospectus supplement, we will base that formula on the London Interbank Offered Rate (LIBOR) for the LIBOR Currency. The term “LIBOR Currency” means the currency specified in the applicable prospectus supplement as to which LIBOR will be calculated or, if no such currency is specified in the applicable prospectus supplement, U.S. dollars. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. A spread or spread multiplier may cause the interest rate applicable to a particular series of floating rate debt securities to be higher or lower than the applicable LIBOR. Interest will be computed on the basis of the actual number of days during the relevant interest period and a 360-day year.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the notes be higher than the maximum rate of interest permitted by New York law as that law may be modified by United States law of general application.

The Bank of New York Mellon Trust Company, N.A., or another bank or firm designated by us, will act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities.

If any interest payment date for the debt securities of a series bearing interest at a floating rate based on LIBOR (other than the maturity date or a tax or other redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate based on LIBOR on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be.

The calculation agent will determine the interest rate applicable to the debt securities bearing interest at a floating rate based on LIBOR on the interest determination date, which will be the second London Business Day immediately preceding the interest reset date. The interest rate determined on an interest determination date will become effective on and as of the next interest reset date. The interest determination date for the interest period commencing on the date of issuance of the debt securities will be specified in the applicable prospectus supplement. “London Business Day” means any day on which dealings in deposits in the LIBOR Currency are transacted in the London interbank market.

If the debt securities described in the applicable prospectus supplement will bear interest at a floating rate based on LIBOR, the calculation agent will determine LIBOR according to the following provisions:

•

LIBOR for a particular interest period will be the rate for deposits in the LIBOR Currency having the Index Maturity described in the applicable prospectus supplement commencing on the second London Business Day immediately following the particular interest determination date that appears on “Reuters

Page LIBOR01” (which displays the London interbank offered rates of major banks) as of 11:00 A.M., London time, on that interest determination date for the LIBOR Currency. The “Index Maturity” is the period to maturity of the debt securities with respect to which the related interest rate basis or formula will be calculated. For example, the Index Maturity could be one month, three months, six months or one year. If, on a particular interest determination date, LIBOR for the applicable Index Maturity does not appear on “Reuters Page LIBOR01” at approximately 11:00 A.M., London time, or if “Reuters Page LIBOR01” is not available on such date, LIBOR for the particular interest period will be the rate for deposits in the LIBOR Currency for the applicable Index Maturity commencing on the second London Business Day immediately following the particular interest determination date that appears on Bloomberg, L.P.’s page “BBAM” at such time on such interest determination date.

•

If the applicable LIBOR rate cannot be determined by reference to “Reuters Page LIBOR01” or Bloomberg, L.P.’s page “BBAM” on an interest determination date as described above, then the calculation agent will determine LIBOR as follows:

•

The calculation agent will select the principal London offices of four major banks in the London interbank market and request each bank to provide its offered quotation for deposits in the LIBOR Currency having the applicable Index Maturity commencing on the second London Business Day immediately following the interest determination date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the interest determination date. Those quotes will be for deposits in a principal amount that is representative of a single transaction in the LIBOR Currency in the market at that time, but which principal amount shall be no less than $1 million or its then equivalent in the LIBOR Currency if the LIBOR Currency is other than U.S. dollars. If at least two of those banks provide a quotation, the calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

•

If fewer than two of those banks provide a quotation, the calculation agent will request from three major banks in New York, New York at approximately 11:00 A.M., New York City time, on the interest determination date, quotations for loans having a term equal to the Index Maturity in LIBOR Currency to leading European banks, commencing on the second London Business Day immediately following the interest determination date. These quotes will be for loans in a principal amount that is representative of a single transaction in the market at that time, but which principal amount shall be no less than $1 million or its then equivalent in the LIBOR Currency if the LIBOR Currency is other than U.S. dollars. The calculation agent will compute LIBOR as the arithmetic mean of the quotations provided.

•

If none of the banks chosen by the calculation agent provides a quotation as discussed above, the rate of interest will be the interest rate in effect for the debt securities for the then current interest period.

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The term “Reuters Page LIBOR01” refers to the display appearing on Reuters 3000 Xtra (or any successor service) designated as page “LIBOR01” (or any replacement page on that service or equivalent page on any successor service) and the term “BBAM” refers to the display appearing on Bloomberg L.P.’s Bloomberg Professional (or any successor service) designated as page “BBAM” (or any replacement page on that service or equivalent page on any successor service), in each case for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to The Bank of New York Mellon Trust Company, N.A. or any of its successors in that capacity in the event that:

•	any calculation agent is unable or unwilling to act;

•	any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

•	we propose to remove any calculation agent.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which may be one of The Depository Trust Company (“DTC”), Clearstream Banking, S.A., Luxembourg (“Clearstream”) or Euroclear Bank S.A./N.V. (the “Euroclear Operator”), as the operator of the Euroclear Clearance System, S.C. (“Euroclear”), for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within New York, New York unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Payments of amounts (including principal, premium, if any, and interest) in respect of the debt securities which are initially delivered by us through the facilities of Euroclear or Clearstream will be made by us to a paying agent. The paying agent will, in turn, make such payments to the common depository for Euroclear and Clearstream, which will distribute such payments to participants in Euroclear and Clearstream in accordance with their respective procedures.

Under the terms of the indenture, we and the trustee will treat the registered holder of such debt securities (i.e., DTC, Euroclear or Clearstream (or their respective nominees)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•

any aspects of the records of DTC, Euroclear, Clearstream or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC, Euroclear, Clearstream or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•

DTC, Euroclear, Clearstream or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in the Borough of Manhattan, The City of New York, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. The Bank of New York Mellon Trust

Company, N.A., the trustee under the indenture, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the indenture. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. Secondary market trading in the debt securities between participants in Clearstream and Euroclear will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to eurobonds in immediately available funds. See “Book-Entry Issuance.”

Payment of Additional Amounts

Solely for debt securities of a series as to which we have specified in the applicable prospectus supplement that the terms of the debt securities of that series include the right to the payment of additional amounts, we will pay to the beneficial owner of such debt securities who is a Non-U.S. Person (as defined below) additional amounts as may be necessary so that every net payment of the principal of and premium, if any, and interest on such holder’s debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon that beneficial owner by the United States or any taxing authority thereof or therein, will not be less than the amount provided in such holder’s debt securities to be then due and payable. We will not be required to make any payment of additional amounts for or on account of:

(a)	any tax, assessment or other governmental charge that would not have been imposed but for (1) the existence of any present or former connection (other than a connection arising solely from the ownership of those debt securities or the receipt of payments in respect of those debt securities) between that beneficial owner, or between a fiduciary, settlor, beneficiary of, member or shareholder of, or possessor of a power over, that beneficial owner, if that beneficial owner is an estate, trust, partnership or corporation, and the United States, including that beneficial owner, or that fiduciary, settlor, beneficiary, member, shareholder or possessor, being or having been a citizen or resident or treated as a resident of the United States or being or having been engaged in trade or business or present in the United States or (2) the presentation of a debt security for payment on a date more than 30 days after the later of the date on which that payment becomes due and payable and the date on which payment is duly provided for;

(b)	any estate, inheritance, gift, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, assessment or other governmental charge imposed by reason of that beneficial owner’s past or present status as a passive foreign investment company, a controlled foreign corporation or a personal holding company with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(d)	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of principal of or premium, if any, or interest on such holder’s debt securities;

(e)	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of and premium, if any, or interest on any debt securities if that payment can be made without withholding by any other paying agent;

(f)

any tax, assessment or other governmental charge which would not have been imposed but for the failure of a beneficial owner or any holder of debt securities to comply with our request to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of the beneficial owner or any holder of the debt securities, if such compliance is required by statute or by regulation of the U.S. Treasury Department as a precondition to relief or exemption from such tax, assessment or other governmental charge, including, without limitation, any withholding required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”);

(g)	any tax, assessment or other governmental charge imposed on interest received by (1) a 10% shareholder (as defined in Section 871(h)(3)(B) of the Code and the regulations that may be promulgated thereunder) of our company or (2) a controlled foreign corporation that is related to us within the meaning of Section 864(d)(4) of the Code;

(h)	any withholding or deduction that is imposed on a payment to an individual and is required to be made pursuant to that European Union Directive relating to the taxation of savings adopted on June 3, 2003 by the European Union’s Economic and Financial Affairs Council, or any law implementing or complying with, or introduced in order to conform to, such Directive;

(i)	any combination of items (a), (b), (c), (d), (e), (f), (g) and (h); or

(j)	any other exceptions to such an undertaking specified in the applicable prospectus supplement.

In addition, we will not pay any additional amounts to any beneficial owner or holder of debt securities who is a fiduciary or partnership to the extent that a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner thereof would not have been entitled to the payment of those additional amounts had that beneficiary, settlor, member or beneficial owner been the beneficial owner of those debt securities.

As used in the preceding paragraph, “Non-U.S. Person” means any corporation, partnership, individual or fiduciary that is, as to the United States, a foreign corporation, a non-resident alien individual who has not made a valid election to be treated as a United States resident, a non-resident fiduciary of a foreign estate or trust or a foreign partnership, one or more of the members of which is, as to the United States, a foreign corporation, a non-resident alien individual or a non-resident fiduciary of a foreign estate or trust.

Redemption upon Tax Event

Solely for debt securities of a series for which payment of additional amounts is specified in the applicable prospectus supplement, we may redeem the debt securities of a particular series at our option in whole, but not in part, on not more than 60 days’ and not less than 30 days’ notice, at a redemption price equal to 100% of their principal amount (plus any accrued interest and additional amounts then payable with respect to such debt securities), if we determine that, as a result of any change or amendment to the laws, treaties, regulations or rulings of the United States or any political subdivision or taxing authority thereof, any proposed change in such laws, treaties, regulations or rulings, or any change in the official application, enforcement or interpretation of those laws, treaties, regulations or rulings, including a holding by a court of competent jurisdiction in the United States or any other action, other than an action predicated on law generally known on or before the date of the applicable prospectus supplement relating to the first offer of debt securities of that series except for proposals before the United States Congress before that date, taken by any taxing authority or a court of competent jurisdiction in the United States or the official proposal of any action, whether or not such action or proposal was taken or made with respect to us, (A) we have or will become obligated to pay additional amounts as described under “—Payment of Additional Amounts” on any debt securities of that series or (B) there is a substantial possibility that we will be required to pay those additional amounts. Prior to the publication of any notice of such a redemption, we will deliver to the trustee (1) an officers’ certificate stating that we are entitled to effect such a redemption and setting forth a statement of facts showing that the conditions precedent to the right of our company to so redeem have occurred and (2) an opinion of counsel to that effect based on that statement of facts.

Optional Redemption

Redemption at Our Option.

If specified in the applicable prospectus supplement, we will have the option to redeem all or part of the outstanding debt securities of that series from time to time before the maturity date of the debt securities of that series. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of the series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The price at which any debt securities are to be redeemed will be as specified in or determined in accordance with the terms of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; and the CUSIP number and any Euroclear and Clearstream reference numbers applicable to the debt securities to be redeemed.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Redemption at the Holder’s Option.

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at the time or times and subject to the conditions specified in that prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates and the optional repayment price, or the method by which such price will be determined. The optional repayment price will be the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security, provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “Book-Entry Issuance,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a repayment option by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner of those debt securities should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Provisions of the Indenture

The indenture, which is a contract between us and the trustee, sets forth certain terms and conditions that may not be specifically set forth in the debt securities of a series. The following discussion summarizes material provisions of the indenture. We suggest that you read the indenture in its entirety. We are incorporating by reference the provisions of the indenture summarized below by means of the section numbers of those provisions referred to below. The following summary is qualified in its entirety by those provisions of the indenture.

General

The indenture does not limit the amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. With respect to each particular series of debt securities that we offer by this prospectus, this prospectus and the applicable prospectus supplement will describe the following terms of each series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	the maximum aggregate initial public offering price, if any, established for the debt securities of the series;

•	any priority of payment applicable to debt securities of the series;

•	the date or dates on which the principal and premium, if any, will be paid;

•	any index, formula or other method that we must use to determine the amount of any payment of principal of or interest on the debt securities of the series;

•

the index, formula or other method that we must use to determine the amount of payment of any premium to be paid on the debt securities of the series and the conditions pursuant to which and the times at which any such premium will be paid;

•

the annual rate or rates, if any, which may be fixed or variable, at which the debt securities of the series shall bear interest, or the method or methods by which the rate or rates, if any, at which the debt securities of the series shall bear interest may be determined;

•	the date or dates from which interest, if any, will accrue;

•	the dates on which any accrued interest will be payable and the record dates for the interest payment dates;

•

the percentage of the principal amount at which the debt securities of the series will be issued and if less than face amount, the portion of the principal amount that will be payable upon acceleration of those debt securities’ maturity or at the time of any prepayment of those debt securities or the method for determining that amount;

•

if we may prepay the debt securities of the series in whole or part, the terms of our prepayment right, the time or times at which any such prepayment may be made, whether the prepayment may be made in whole or may be made in part from time to time and the terms and conditions on which such prepayment may be made, including the obligation to pay any premium or any other make-whole amount in connection with any prepayment;

•	the offices or agencies where the debt securities of the series may be presented for registration of transfer or exchange;

•	the place or places where the principal of and premium, if any, and interest, if any, on debt securities of the series will be paid;

•

if we will have the right to redeem or repurchase the debt securities of the series, in whole or in part, at our option, the terms of our redemption or repurchase right, when those redemptions or repurchases may be made, the redemption or repurchase price or the method or methods for determining the redemption or repurchase price, and any other terms and conditions relating to any such redemption or repurchase by us;

•

if we will be obligated to redeem or repurchase the debt securities of the series in whole or part at any time pursuant to any sinking fund or analogous provisions or without the benefit of any sinking fund or analogous provisions, the terms of our redemption or repurchase obligation, including when and at whose option we will be obligated to redeem or repurchase the debt securities of the series, and the redemption or repurchase price or the method for determining the redemption or repurchase price;

•

if the debt securities of the series will be convertible into or exchangeable for our securities or for securities of another person, the terms of the conversion or exchange rights, including when the conversion or exchange right may be exercised, the conversion or exchange price or the ratio or ratios or method of determining the conversion or exchange price or ratios and any other terms and conditions, including anti-dilution terms, upon which conversion or exchange may occur;

•	the denominations in which we will issue debt securities of the series (if other than $2,000 and integral multiples of $1,000 in excess thereof);

•

the currency in which we will pay principal, premium, if any, interest and other amounts owing with respect to the debt securities of the series, which may be U.S. dollars, a foreign currency, a common currency or a composite currency;

•

if the debt securities of the series will be entitled to the payment of any additional amounts, the terms of our obligation to pay additional amounts and the conditions under which we will be required to pay such amounts;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	any addition to or change in the events of default with respect to, or covenants relating to, the debt securities in the series;

•	whether the debt securities of the series will be subject to defeasance as provided in the indenture; and

•	any other specific terms and conditions of the series of debt securities. (Section 3.01)

If we sell debt securities of any series that are denominated in or whose purchase price is payable in one or more foreign currencies, currency units or composite currencies, we will disclose any material applicable restrictions, elections, tax consequences, specific terms and other information with respect to that series of debt securities and the relevant foreign currencies, currency units or composite currencies in each prospectus supplement relating to that series.

We may offer and sell series of the debt securities as original issue discount securities, as securities bearing no interest or as securities bearing interest at a rate that at the time of issuance is below market rates. We may also sell debt securities of a series at a substantial discount below their stated principal amount. We will describe the income tax consequences and other special considerations applicable to any such debt securities or sales in each prospectus supplement relating to that series.

Conversion or Exchange Rights

Debt securities offered by this prospectus may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. We will describe the terms and conditions of conversion or exchange, the income tax consequences and other special considerations applicable to any conversion or exchange of the debt securities of a series in the prospectus supplement relating to debt securities of that series. The terms and conditions relating to any conversion or exchange provisions applicable to the debt securities of a series will include, among others, the following:

•	the conversion or exchange price or prices, the conversion or exchange ratio or ratios or the method of determining the conversion or exchange price or prices or ratio or ratios;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price or ratio; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Events of Default and Waiver

An event of default with respect to the debt securities of a series issued will occur if:

•	we fail to pay interest on any outstanding debt securities of that series when that interest is due and payable and that failure continues for 30 days;

•	we fail to pay principal of or premium, if any, on any outstanding debt securities of that series when that principal or premium, if any, is due and payable;

•

we fail to perform or we breach any covenant or warranty in the indenture with respect to any outstanding debt securities of that series and that failure continues for 90 days after we receive written notice of that default;

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us; or

•	any other event occurs that is designated as an event of default with respect to the particular series of debt securities when that particular series of debt securities is established. (Section 7.01)

An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities issued under the indenture.

If an event of default with respect to any series of outstanding debt securities occurs and is continuing (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us), the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to us occurs and is continuing, the principal of and accrued and unpaid interest on the then outstanding debt securities of all series issued under the indenture will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. (Section 7.02)

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive an event of default resulting in acceleration of the debt securities of that series and rescind and annul that acceleration, but only if all other events of default with respect to the debt securities of that series have been remedied or waived and all payments due with respect to the debt securities of that series, other than those becoming due as a result of acceleration, have been made. (Section 7.02) If an event of default occurs and is continuing with respect to the debt securities of a series, the trustee may, in its discretion, and will, at the written request of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series and upon reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and subject to certain other conditions set forth in the indenture, proceed to protect the rights of the holders of the debt securities of that series. (Sections 7.03 and 7.12) The holders of a majority in aggregate principal amount of the debt securities of that series may waive any past default under the indenture and its consequences except an uncured default in the payment of principal of and premium, if any, or interest on those debt securities or with respect to any covenant or provision of the indenture that the indenture or the debt securities specifically provide cannot be waived without the consent of each holder of debt securities of that series. Upon such a waiver, the default and any event of default arising out of the default will be deemed cured for all purposes of the debt securities of that series. (Section 7.13)

The indenture provides that upon the occurrence of an event of default arising out of our failure to pay interest when due on the debt securities of a series or our failure to pay the principal of or premium, if any, on the debt securities of a series at their maturity, we will, upon the trustee’s demand, pay to the trustee for the benefit of the holders of the outstanding debt securities of that series, the whole amount then due and payable on the debt securities of that series for principal, premium, if any, and interest. The indenture also provides that if we fail to pay such amount forthwith upon such demand, the trustee may, among other things, institute a judicial proceeding for the collection of those amounts. (Section 7.03)

The indenture also provides that, notwithstanding any other provision of the indenture, the holder of any debt securities of a series will have the right to institute suit for the enforcement of any payment of principal of and premium, if any, and interest on the debt securities of that series or any redemption price or repurchase price when due and that that right will not be impaired without the consent of that holder. (Section 7.08)

The trustee is required, within 90 days after the occurrence of a default (as defined below) with respect to the debt securities of a series, to give to the holders of the debt securities of that series notice of all uncured defaults with respect to the debt securities of that series known to the trustee. However, except in the case of default in the payment of principal of or premium, if any, or interest on any of the debt securities of that series, the trustee will be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities of that series. The term “default,” for the purpose of this provision only, means the occurrence of any event that is or would become, after notice or the passage of time or both, an event of default with respect to the debt securities of that series. (Section 8.02)

We are required to file annually with the trustee a written statement as to the existence or non-existence of defaults under the indenture or any series of debt securities. (Section 5.05)

Legal Defeasance and Covenant Defeasance

We may, at our option and at any time, elect to have all of the obligations discharged with respect to the outstanding debt securities or as to any series thereof, except for:

•	the rights of holders of debt securities to receive payments of principal, premium, if any, interest and additional amounts, if any, from the trust referred to below when those payments are due;

•

our obligations respecting the debt securities concerning issuing temporary debt securities, registration of transfers of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency for payment and money for payments with respect to the debt securities being held in trust;

•	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith; and

•	the provisions of the indenture relating to such a discharge of obligations.

We refer to a discharge of this type as “legal defeasance.” (Section 11.02)

In addition, other than our covenant to pay the amounts due and owing with respect to a series of debt securities, we may elect to have our obligations as the issuer of a series of debt securities released with respect to covenants relating to that series of debt securities. Thereafter, any failure to comply with those obligations will not constitute a default or event of default with respect to the debt securities of that series. If such a release of our covenants occurs, our failure to perform or our breach of the covenants or warranties defeased will no longer constitute an event of default with respect to those debt securities. We refer to a discharge of this type as “covenant defeasance.” (Section 11.03)

To exercise either of the defeasance rights described above as to the outstanding debt securities of a series, certain conditions must be met, including:

•

we must irrevocably deposit with the trustee, in trust for the benefit of the holders of the outstanding debt securities of the series, moneys in the currency in which the debt securities are denominated, securities issued by a government, governmental agency or central bank of the country in whose currency the debt securities are denominated or a combination of cash and such securities, in amounts sufficient to pay the principal of and premium, if any, and interest on all of the then outstanding debt securities to be affected by the defeasance at their stated maturity;

•	no default or event of default exists on the date of such deposit, subject to certain exceptions;

•

the trustee must receive an opinion of counsel confirming that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of that legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that defeasance had not occurred, which opinion, only in the case of the legal defeasance of the debt securities of a series, will be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law to that effect occurring after the date of the indenture; and

•

the trustee must receive an opinion of counsel to the effect that, after the ninety-first day following the deposit, the trust funds will not be part of any “estate” formed by the bankruptcy of the party depositing those funds with the trustee or subject to the “automatic stay” under the United States Bankruptcy Code or, in the case of covenant defeasance, will be subject to a first priority lien in favor of the trustee for the benefit of the holders of the outstanding debt securities of the series. (Section 11.04)

Satisfaction and Discharge

If we so request, the indenture will cease to be of further effect, other than as to certain rights of registration of transfer or exchange of the debt securities, as provided for in the indenture, and the trustee, at our expense, will execute proper instruments acknowledging satisfaction and discharge of the indenture and the debt securities when:

•

either all the debt securities previously authenticated and delivered under the indenture, other than destroyed, lost or stolen securities that have been replaced or paid and debt securities that have been subject to defeasance, have been delivered to the trustee for cancellation; or

•

all of the debt securities issued under the indenture not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within 60 days or will become due and payable at redemption within 60 days under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and expense; and

•

in each of the foregoing cases, we have irrevocably deposited or caused to be deposited with the trustee in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness arising under the debt securities issued pursuant to the indenture not previously delivered to the trustee for cancellation, for principal and premium, if any, on and interest on those securities to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity of these securities or redemption date, as the case may be; and

•	we have paid or caused to be paid all sums payable under the indenture by us; and

•	no default or event of default then exists; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided in the indenture relating to the satisfaction and discharge of the indenture have been complied with. (Section 11.08)

Modification of the Indenture

We and the trustee may execute a supplemental indenture to add provisions to or to eliminate or change provisions of the indenture or to modify otherwise the rights of the holders of debt securities of one or more series if we have the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by that supplemental indenture. However, we and the trustee may not execute a supplemental indenture without the consent of each holder of debt securities of the series affected by that supplemental indenture if that supplement indenture would, among other things:

•

change the maturity of the principal of, or the stated maturity of any installment of interest or premium, if any, on, any debt security, reduce the principal amount of or the premium, if any, or rate of interest on any debt security, change any method for determining the rate of interest on any debt security, change the obligation to pay any additional amounts with respect to any debt security, reduce the amount due and payable on a debt security upon the acceleration of its maturity or upon its repurchase or redemption if the amount payable upon acceleration, repurchase or redemption is otherwise less than the stated principal amount of that debt security, change the method of calculating interest on a debt security, change the currency in which the principal of or the premium, if any, or interest on a debt security is payable, reduce the minimum rate of interest on any debt security or impair the right to institute suit for the enforcement of any such payment on or with respect to any such holder’s debt securities;

•

reduce the percentage in principal amount of outstanding debt securities of any series described above as being required to consent to entry into a particular supplemental indenture or for the waiver of certain defaults under the indenture and their consequences; or

•	modify the provisions of the indenture relating to modification of the indenture, except in certain specified respects. (Section 9.02)

The trustee and we, without the consent of the holders of the debt securities, may execute a supplemental indenture to, among other things:

•	evidence the succession of another corporation to us and the successor’s assumption to our covenants with respect to the debt securities and the indenture;

•	add to our covenants further restrictions or conditions for the benefit of holders of all or any series of the debt securities;

•	cure ambiguities or correct or supplement any provision contained in the indenture or any supplemental indenture that may be inconsistent with another provision;

•	add additional events of default with respect to all or any series of the debt securities;

•	add to, change or eliminate any provision of the indenture, provided that the addition, change or elimination will not affect any outstanding debt securities;

•	establish new series of debt securities and the form or terms of such series of debt securities and to provide for the issuance of securities of any series so established;

•

evidence and provide for the acceptance of appointment of a successor trustee with respect to one or more series of debt securities and to add or change any provision to or of the indenture as necessary to have more than one trustee under the indenture; and

•	comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939. (Section 9.01)

Amalgamation, Consolidation, Merger or Sale of Assets

The indenture provides that we may, without the consent of the holders of any of the outstanding debt securities of any series, amalgamate, consolidate with, merge into or transfer our assets substantially as an entirety to any person, provided that:

•	any successor to us assumes our obligations on the debt securities and under the indenture;

•	any successor to us must be an entity incorporated or organized under the laws of the United States;

•	after giving effect thereto, no event of default, as defined in the indenture, shall have occurred and be continuing; and

•	certain other conditions under the indenture are met.

Any such amalgamation, consolidation, merger or transfer of assets substantially as an entirety that meets the conditions described above would not constitute a default or event of default that would entitle holders of the debt securities or the trustee, on their behalf, to take any of the actions described above under “—Events of Default and Waiver.” (Sections 10.01 and 10.02)

No Limitations on Additional Debt and Liens

The indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness, enter into any sale and leaseback transaction or grant liens on our assets. We may also incur from time to time additional debt other than through the issuance of debt securities under this prospectus. If we incur that additional debt by issuing other debt securities, we may, but need not, issue those debt securities pursuant to the indenture.

Indenture Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture and will also be the registrar and paying agent for each series of debt securities offered and sold pursuant to this prospectus unless otherwise specified in the applicable prospectus supplement. The trustee is a national banking association with its principal offices in Los Angeles, California. The trustee has administered debt securities that we have previously issued under the indenture through its Chicago, Illinois office, and we anticipate that the trustee will also administer the debt securities of each series issued pursuant to this prospectus through its Chicago, Illinois office.

The trustee has two main roles under the indenture. First, the trustee can enforce your rights against us if an event of default, as described above under “—Events of Default and Waiver,” occurs. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to its duty when a default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of those holders. The indenture provides that the holders of a majority in principal amount of the debt securities of a series may direct, with regard to that series, the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities, although the trustee may decline to act if that direction is contrary to law or if the trustee determines in good faith that the proceeding so directed would be illegal or would result in personal liability to it.

We have previously issued under the indenture, and there were outstanding at the date of this prospectus, senior unsecured debt securities denominated in U.S. dollars (which have an aggregate principal amount of $29.0 billion), senior unsecured debt securities denominated in pounds sterling (which have an aggregate principal amount of £2.0 billion) and in euro (which have an aggregate principal amount of €1.0 billion). The Bank of New York Mellon Trust Company, N.A. also serves as trustee (as the successor trustee to J.P. Morgan Trust Company, National Association, Bank One Trust Company, N.A. and The First National Bank of Chicago) under other indentures under which we or entities in which we have had some interest have issued debt securities. The debt securities outstanding under those other indentures are our senior unsecured debt securities denominated in U.S. dollars (which have an aggregate principal amount of approximately $3.3 billion), our senior unsecured debt securities denominated in pounds sterling (which have an aggregate principal amount of approximately £2.0 billion) and debt securities relating to sale-leaseback arrangements to which we or one of our subsidiaries is a party and pass-through trusts relating to real estate financings to which we or one of our subsidiaries was a party (which have an aggregate principal amount of approximately $81.1 million).

BOOK ENTRY ISSUANCE

Unless otherwise provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic and international clearing systems, principally the book-entry systems operated by DTC in the United States and by Euroclear and Clearstream in Europe. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless and until certificated debt securities are issued and those particular debt securities are no longer held in the form of one or more global debt securities, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities refer to actions taken by DTC, Euroclear or Clearstream, as the case may be, upon instructions from their respective participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee or Euroclear or Clearstream or the common depository for Euroclear and Clearstream, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among these systems and others, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC, Euroclear and Clearstream have agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC, Euroclear, Clearstream or any of their respective direct or indirect participants of their respective obligations under the rules and procedures governing the operations of DTC, Euroclear or Clearstream.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC, Euroclear and Clearstream to facilitate the initial issuance of any of those debt securities sold outside of the United States and cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC, Euroclear and Clearstream and their respective book-entry systems has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC, Euroclear and Clearstream have no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

DTC

We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTTC. DTTC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Euroclear

We understand the following information is applicable with respect to Euroclear: Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled through Euroclear in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC.

Euroclear is operated by the Euroclear Operator under a contract with Euroclear, which is a Belgian cooperative corporation, which we also refer to as the “Euroclear Clearance System.” The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the debt securities offered by this prospectus or one or more of their affiliates. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect DTC participant.

The Euroclear Operator is a Belgian bank licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law, which we refer to collectively as the “Euroclear Terms and Conditions,” govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, the Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the common depository for Euroclear and Clearstream from the trustee or our paying agent, if any, with respect to those debt securities.

Investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.

Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of insolvency of the Euroclear Operator, Euroclear participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear participants credited with such interests in the securities on the Euroclear Operator’s records, all Euroclear participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

In addition, under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in the securities on its records.

Euroclear will record the ownership interests of its participants in much the same way as does DTC. If DTC is the depository for the debt securities of a series, it will record the total ownership of any of the debt securities of the U.S. agent of Euroclear as a participant in DTC. When debt securities are to be transferred from the account of a direct DTC participant to the account of an Euroclear participant, the purchaser must send instructions to Euroclear through an Euroclear participant at least one day prior to settlement. Euroclear will instruct its U.S. agent to receive debt securities against payment. After settlement, Euroclear will credit its participant’s account with the interest in the debt securities purchased. Credit for the debt securities will appear on the next day (European time).

In instances in which the debt securities of a series are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.

When a Euroclear participant wishes to transfer debt securities to a direct DTC participant, the seller will be required to send instructions to Euroclear through an Euroclear participant at least one business day prior to settlement. In these cases, Euroclear will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Euroclear participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Euroclear on the days when Euroclear is open for business. Euroclear may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Euroclear on the same business day as in the United States.

Clearstream

We understand the following information is applicable with respect to Clearstream: Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream is owned by Deutsche Börse AG. The shareholders of Deutsche Börse AG are primarily banks, securities dealers and financial institutions. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in many currencies, including United States dollars. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in a number of countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream participants are limited to securities brokers and dealers and banks, and may include the underwriters of the debt securities offered by means of this prospectus or one or more of their affiliates. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly. Clearstream is an indirect DTC participant.

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary of Clearstream.

Clearstream will record the ownership interests of its participants in much the same way as does DTC. If DTC is the depository for the debt securities of a series, it will record the total ownership of any of the debt securities of the U.S. agent of Clearstream as a participant in DTC. When debt securities are to be transferred from the account of a direct DTC participant to the account of a Clearstream participant, the purchaser must send instructions to Clearstream through a Clearstream participant at least one day prior to settlement. Clearstream will instruct its U.S. agent to receive debt securities against payment. After settlement, Clearstream will credit its participant’s account with the interest in the debt securities purchased. Credit for the debt securities will appear on the next day (European time).

In instances in which the debt securities of a series are held by DTC or its nominee, settlement will take place during New York business hours. Direct DTC participants will be able to employ their usual procedures for sending debt securities to the relevant U.S. agent acting for the benefit of Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the direct DTC participant, a cross-market transaction will settle no differently than a trade between two direct DTC participants.

When a Clearstream participant wishes to transfer debt securities to a direct DTC participant, the seller will be required to send instructions to Clearstream through a Clearstream participant at least one business day prior to settlement. In these cases, Clearstream will instruct its U.S. agent to transfer these debt securities against payment for them. The payment will then be reflected in the account of the Clearstream participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream participant’s account will instead be valued as of the actual settlement date.

You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream on the days when Clearstream is open for business. Clearstream may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences, problems may occur when completing transactions involving Clearstream on the same business day as in the United States.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•

DTC, Euroclear or Clearstream, as the case may be, is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the debt securities.

If the global security is exchanged for certificated debt securities, the trustee will keep the registration books for the debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Unless otherwise disclosed in the prospectus supplement relating to the debt securities of a particular series, the following is a discussion of the material U.S. federal income tax consequences of the ownership of debt securities of each series offered by means of this prospectus for beneficial owners of debt securities. Except where noted, this discussion deals only with debt securities held as capital assets and does not deal with special situations. For example, this discussion does not address:

•

tax consequences to beneficial owners of debt securities who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, corporations that accumulate earnings to avoid U.S. federal income tax, insurance companies or, in some cases, an expatriate of the United States or a nonresident alien individual who has made a valid election to be treated as a United States resident;

•	tax consequences to persons holding debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to “United States holders” (as defined below) whose “functional currency” is not the U.S. dollar;

•	tax consequences to beneficial owners of debt securities that are “controlled foreign corporations” or “passive foreign investment companies”;

•	tax consequences to beneficial owners of debt securities that are “contingent payment debt instruments”;

•	alternative minimum tax consequences, if any; or

•	any state, local or foreign tax consequences.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes owns any of the debt securities, the tax treatment of a partner or an equity interest owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership. If you are a partner of a partnership or an equity interest owner of another entity treated as a partnership holding any of the debt securities, you should consult your tax advisors.

The discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different than those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus constitute debt for U.S. federal income tax purposes. If any debt securities do not constitute debt for U.S. federal income tax purposes, the tax consequences of ownership of such debt securities could differ materially from the tax consequences described below. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities in the applicable prospectus supplement or supplements.

We urge you to consult your own tax advisors concerning the particular U.S. federal income tax consequences to you and any consequences arising under the laws of any other taxing jurisdiction.

Consequences to United States Holders

The following is a discussion of the material U.S. federal income tax consequences that will apply to you if you are a United States holder of debt securities. Certain consequences to “non-United States holders” of debt securities are described under “—Consequences to Non-United States Holders” below.

“United States holder” means a beneficial owner of debt securities that is:

•	a citizen or individual resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Payments of Interest

Except as described below under “—Original Issue Discount,” interest on debt securities that you beneficially own will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. If we determine that a particular debt security will be issued with OID (an “OID debt security”), we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities. Special rules described below apply to debt securities with a maturity of one year or less and debt securities that are denominated in a currency other than U.S. dollars (“foreign currency debt securities”).

A debt security with an “issue price” that is less than the “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

If we determine that particular debt securities of a series will bear interest that is not qualified stated interest, we will disclose that determination in the applicable prospectus supplement or supplements relating to those debt securities.

If you own a debt security issued with “de minimis” OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. OID debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of OID debt securities with those features, you should carefully examine the applicable prospectus supplement or supplements and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own OID debt securities with a maturity upon issuance of more than one year you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than corporations and other exempt holders.

Floating rate debt securities are subject to special OID rules. In the case of an OID debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

This discussion does not address the tax rules applicable to debt securities with an indexed principal amount or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities. If you are considering the purchase of floating rate OID debt securities, debt securities with indexed principal amounts or other contingent payments, or debt securities that may be convertible into or exchangeable for other securities, you should carefully examine the applicable prospectus supplement or supplements relating to those debt securities, and should consult your own tax advisors regarding the U.S. federal income tax consequences to you of holding and disposing of those debt securities.

You may elect to treat all interest on any debt securities as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You must make this election for the taxable year in which you acquired the debt security, and you may not revoke the election without the consent of the Internal Revenue Service (the “IRS”). If this election were to be made with respect to a debt security with market discount, you would be deemed to have made an election to currently include in income market discount with respect to all other debt instruments having market discount that you acquire during the year of the election or thereafter, as described below in “—Market Discount.” Similarly, if you make this election for a debt security that is acquired at a premium you will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire during the year of the election or thereafter, as described below in “—Acquisition Premium and Amortizable Bond Premium.” You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities with a maturity upon issuance of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States holders that report income for U.S. federal income tax purposes on the accrual method and certain other United States holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of the sale, exchange or retirement. In addition, if you are not required, and do not elect, to include discount in income currently, you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase debt securities, other than OID debt securities, for an amount that is less than their stated redemption price at maturity or, in the case of OID debt securities, their adjusted issue price, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, the debt securities as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt securities at the time of the payment or disposition. In addition, you may be required to defer, until the maturity of the debt securities or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt securities. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt securities, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. Your election to include market discount in income currently, once made, applies to all market discount obligations acquired by you on or after the first taxable year to which your election applies and may not be revoked without the consent of the IRS. You should consult your own tax advisor before making this election.

Acquisition Premium and Amortizable Bond Premium

If you purchase OID debt securities for an amount that is greater than their adjusted issue price but equal to or less than the sum of all amounts payable on the debt securities after the purchase date other than payments of qualified stated interest, you will be considered to have purchased those debt securities at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to those debt securities for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase debt securities (including OID debt securities) for an amount in excess of the sum of all amounts payable on those debt securities after the purchase date other than qualified stated interest, you will be considered to have purchased those debt securities at a “premium” and, if they are OID debt securities, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of those debt securities on a constant yield method as an offset to interest when includible in income under your regular accounting method. In the case of debt securities that provide for alternative payment schedules, bond premium is calculated by assuming that (a) you will exercise or not exercise options in a manner that maximizes your yield, and (b) we will exercise or not exercise options in a manner that minimizes your yield (except that we will be assumed to exercise call options in a manner that maximizes your yield). If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security. Your election to amortize premium on a constant yield method will also apply to all debt obligations held or subsequently acquired by you on or after the first day of the first taxable year to which the election applies. You may not revoke the election without the consent of the IRS. You should consult your own tax advisor before making this election.

Sale, Exchange or Retirement of Debt Securities

Your tax basis in the debt securities that you beneficially own will, in general, be your cost for those debt securities increased by OID, market discount or any discount with respect to short-term debt securities that you previously included in income, and reduced by any amortized premium and any cash payments received with respect to that debt security other than payments of qualified stated interest.

Upon your sale, exchange, retirement or other taxable disposition of the debt securities, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the debt securities. Except as described above with respect to short-term debt securities or market discount, with respect to gain or loss attributable to changes in exchange rates as described below with respect to foreign currency debt securities and with respect to contingent payment debt instruments (which this summary generally does not discuss), that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Reset Debt Securities

If so specified in the applicable prospectus supplement, we or you may have the option to reset the interest rate, the spread or the spread multiplier of the debt securities of a series.

The U.S. federal income tax treatment of a debt security with respect to which such an option has been exercised is unclear and will depend, in part, on the terms established for such debt securities by us pursuant to the exercise of the option. You may be treated for federal income tax purposes as having exchanged your debt securities for new debt securities with revised terms. If this is the case, you would realize gain or loss equal to the difference between the issue price of the new debt securities and your tax basis in the old debt securities (although, in certain circumstances, such a deemed exchange may qualify as a tax-free recapitalization). If the exercise of the option is not treated as an exchange of old debt securities for new debt securities, you will not recognize gain or loss as a result of such exercise.

You should carefully examine the applicable prospectus supplement and should consult your own tax advisor regarding the U.S. federal income tax consequences of the holding and disposition of such debt securities.

Foreign Currency Debt Securities

Payments of Interest. Except as described below under “—Original Issue Discount,” if you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	on the date the interest payment is received if such date is within five days of the end of the accrual period.

Upon receipt of an interest payment on such debt securities (including, upon the sale of such debt securities, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

Original Issue Discount. OID on debt securities that are also foreign currency debt securities will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of such debt security, the receipt of proceeds which include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium. The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt securities are retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on foreign currency debt securities will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt securities.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange or Retirement. Upon the sale, exchange, retirement or other taxable disposition of foreign currency debt securities, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in the foreign currency debt securities. Your initial tax basis in foreign currency debt securities generally will be your U.S. dollar cost of those foreign currency debt securities. If you purchased foreign currency debt securities with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt securities determined at the time of such purchase. If your foreign currency debt securities are sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Subject to the foreign currency rules discussed below and application of the rules with respect to short-term debt securities or market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt securities have been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of foreign currency debt securities will generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of foreign currency debt securities may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt securities is your purchase price for the foreign currency debt securities calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt securities and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt securities. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt securities.

Exchange Gain or Loss with Respect to Foreign Currency. Your tax basis in the foreign currency received as interest on foreign currency debt securities will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange or retirement of foreign currency debt securities will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange or retirement. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States holder (or, upon election, an accrual basis United States holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Accordingly, your basis in the foreign currency received would be equal to the spot rate of exchange on the settlement date.

Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be U.S. source gain or loss.

Reportable Transactions. Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of foreign currency debt securities to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of foreign currency debt securities, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in those debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the debt securities and to the proceeds of sales of the debt securities made to you unless you are an exempt recipient (such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of foreign or other exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Future Tax on Net Investment Income of Certain Persons

For taxable years beginning after December 31, 2012, existing law is scheduled to impose a 3.8% tax on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. We urge you to consult with your tax advisor regarding the possible implications of this legislation in your particular circumstances.

Consequences to Non-United States Holders

The following is a discussion of the material U.S. federal income and estate tax consequences that generally will apply to you if you are a non-United States holder of debt securities. A non-United States holder is a beneficial owner of debt securities who is not a United States holder (as defined above) and is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

U.S. Federal Withholding Tax

Under the “portfolio interest” rule, the 30% U.S. federal withholding tax will not apply to any payment of interest, including OID, on the debt securities, provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•

you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and related U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the related U.S. Treasury regulations; and

•

(1) you provide your name and address on an IRS Form W-8BEN (or successor form) and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your debt securities through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% U.S. federal withholding tax (which will be deducted from such interest payments by the paying agent), unless you provide us with a properly executed:

•	IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under the benefit of an applicable tax treaty; or

•

IRS Form W-8ECI (or successor form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States as discussed below.

Special certification rules apply to certain non-United States holders that are pass-through entities rather than corporations or individuals. The 30% U.S. federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other taxable disposition of any of the debt securities.

U.S. Federal Income Tax

If you are engaged in a trade or business in the United States interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest, including OID, on a net income basis (although you will be exempt from the 30% withholding tax, provided the certification requirements discussed above are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest, including OID, on debt securities will be included in your earnings and profits.

Any gain realized on the disposition of debt securities generally will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with your conduct of a trade or business in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

U.S. Federal Estate Tax

Your estate will not be subject to U.S. federal estate tax on the debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest” rule described above under “—U.S. Federal Withholding Tax,” without regard to the certification requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

Generally, we must report to the IRS and to you the amount of interest, including OID, on the debt securities paid to you and the amount of tax, if any, withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, backup withholding will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-United States holder as described above and provided that neither we nor any of our paying agents has actual knowledge or reason to know that you are a United States person as defined under the Code.

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of debt securities within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the certification described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional U.S. federal income tax withholding rules apply to certain payments made to foreign financial institutions and certain other non-U.S. entities. A withholding tax of 30% would apply to the following payments to certain foreign entities unless various information reporting requirements are satisfied: (i) interest payments paid after December 31, 2013 on our debt securities issued after March 18, 2012; and (ii) the gross proceeds paid after December 31, 2014 of a disposition of our debt securities issued after March 18, 2012. For these purposes, a foreign financial institution generally is defined as any non-U.S. entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the account of others, or (iii) is engaged or holds itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities, partnership interests, commodities, or any interest in such assets. We urge you to consult your tax advisors regarding the implications of these rules with respect to your investment in our debt securities as well as the status of any related federal regulations.

The foregoing discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership or disposition of the debt securities. Prospective purchasers of the debt securities should consult their own tax advisers concerning the tax consequences of their particular situations.

PLAN OF DISTRIBUTION

We may sell the debt securities being offered hereby:

•	to or through underwriters;

•	directly to investors;

•	to or through brokers, dealers or agents; or

•	through a combination of any of those methods of sale.

We may effect the distribution of the debt securities from time to time in one or more transactions at:

•	fixed prices or at prices that may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We will bear all costs, fees and expenses incurred in connection with the registration of the offering of debt securities under this prospectus.

The prospectus supplement relating to the offering of debt securities will set forth the manner and terms of that offering of debt securities, including, as applicable:

•	whether such offering is being made directly or through underwriters, agents or dealers;

•	the names of any underwriters, agents or dealers and the amounts of debt securities being underwritten or purchased by each of them;

•	the rules and procedures for any bidding, auction or other process, if used;

•	the price to the public of the debt securities;

•	the net proceeds we expect from the sale of the debt securities;

•	any initial public offering price;

•	any delayed delivery arrangements;

•	the underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any listing of the debt securities for trading on a securities exchange.

Underwritten Offerings

We may offer debt securities to the public through underwriting syndicates represented by managing underwriters or through one or more underwriters without an underwriting syndicate. If underwriters are used for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may then resell the debt securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the debt securities offered if any of the debt securities are purchased.

If we use an underwriter or underwriters in the sale of particular debt securities, we will execute an underwriting agreement with those underwriters at the time of sale of those debt securities. The names of the underwriters will be set forth in the applicable prospectus supplement used by the underwriters in conjunction with this prospectus to resell those debt securities. The compensation of any underwriters will also be set forth in the applicable prospectus supplement. Underwriters may sell the debt securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any underwriter of debt securities will be an “underwriter” within the meaning of the Securities Act in connection with the debt securities offered through or by such underwriter. Any discounts or commissions the underwriters receive and any profit they realize on their resale of the debt securities they acquire in any underwritten offering will be deemed to be underwriting discounts or commissions under the Securities Act.

Underwriters of our debt securities and one or more of their respective affiliates may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

Dealers, Agents and Direct Sales

We may solicit offers to purchase debt securities of one or more series directly from one or more institutional investors. Offers to purchase debt securities of one or more series may also be solicited by agents designated by us from time to time. Sales of debt securities in such instances may be at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agents involved in the offer or sale of debt securities will be named, and any commissions payable by us to those agents will be set forth, in the applicable prospectus supplement.

If dealers are utilized in the sale of the debt securities in respect of which this prospectus is delivered, we will sell those debt securities to those dealers as principals. The dealers may then resell those debt securities to the public at varying prices to be determined by that dealer at the time of resale. Dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement relating to those debt securities sold by such dealers will include any required information about the compensation received by such dealers in connection with any such offer and sale of our debt securities, including any discounts, commissions or concessions underwriters allow to participating dealers in connection with an underwritten offering of our debt securities.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the debt securities offered by means of this prospectus, if the applicable prospectus supplement relating to such offering so indicates. Such offers and sales will be made pursuant to a remarketing arrangement contemplated by the terms of the debt securities. Remarketing firms will act as principals for their own accounts or as agents in any such remarketing of debt securities. If there is a remarketing arrangement with respect to the particular debt securities described in an applicable prospectus supplement, that prospectus supplement will identify any such remarketing firm and the terms of its agreement, if any, with us and describe the remarketing firm’s compensation.

Any dealers, agents and remarketing firms named in an applicable prospectus supplement relating to the offer and sale or remarketing of our debt securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with the debt securities offered thereby. Any discounts, commissions, concessions or other compensation they receive from us or other sources in connection with any such transaction in our debt securities and any profit they realize on their resale of the debt securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Dealers, agents and remarketing firms through whom any of the debt securities are offered or remarketed or one or more of their respective affiliates may engage in transactions with, or perform services for, us or any of our subsidiaries in the ordinary course of business.

Indemnification

We may agree to indemnify the underwriters, dealers, agents and remarketing firms under underwriting or other agreements entered into in connection with the offer and sale of debt securities against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments that those underwriters, dealers, agents and remarketing firms are required to make relating to those liabilities.

Stabilization and Other Matters

In order to facilitate the offering of the debt securities, an underwriter of the debt securities may engage in transactions that stabilize, maintain or otherwise affect the price of the debt securities or any other of our debt securities the prices of which may be used to determine payments on the debt securities. Specifically, an underwriter may over-allot debt securities, that is, sell more debt securities than it is obligated to purchase, in connection with the offering, thereby creating a short position in the debt securities for its own account. In addition, to cover over-allotments or to stabilize the price of the debt securities or of any other debt securities, an underwriter may bid for, and purchase, the debt securities or any other debt securities in the open market. In any offering of the debt securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the debt securities in the offering, if the syndicate repurchases previously distributed debt securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the debt securities above independent market levels or retard a decline in the market price of the debt securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Market for Debt Securities

Unless stated otherwise in an applicable prospectus supplement, each series of debt securities will be a new issue of the debt securities and will have no established trading market. Any underwriters to whom any of the debt securities are sold for public offering and sale may make a market in such offered debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered in any particular offering may or may not be listed on a securities exchange. We cannot assure you that there will be a market for any of the debt securities offered and sold under this prospectus.

Restrictions on Resale

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Electronic Distribution

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format and any electronic road show, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

Trading Prior to Settlement

In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the third and tenth business day following the date of that prospectus supplement. For each underwritten offering of debt securities we have made in the recent past, that date has been the fifth business day following the date of the prospectus supplement relating to that offering of debt securities. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the third business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Andrews Kurth LLP, Dallas, Texas, will act as our counsel and pass on the validity of the debt securities, and Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel to the underwriters in any underwritten offer of the debt securities and will pass on the validity of the debt securities for the underwriters.

EXPERTS

The consolidated financial statements of Wal-Mart Stores, Inc. incorporated by reference in the Company’s Annual Report (Form 10-K) for the year ended January 31, 2011, and the effectiveness of the Company’s internal control over financial reporting as of January 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference. Such financial statements are, and our audited financial statements to be included or incorporated by reference in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby (other than any underwriting discounts and commissions).

Amount to be Paid
Securities and Exchange Commission registration fee (1)	$—
Printing fees (2)	10,000
Legal fees and charges (2)	30,000
Accounting fees and expenses (2)	15,000
Trustee fees and expenses services (2)	12,500
Miscellaneous fees and expenses (2)	—

Total (2)	$67,500

(1)	This registration statement relates to the registration of debt securities having an indeterminate maximum aggregate principal amount. The registration fee will be calculated and paid in accordance with Rule 457(r) under the Securities Act of 1933.
(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the debt securities pursuant to this registration statement other than the Securities and Exchange Commission registration fees to be paid from time to time in accordance with Rule 457(r) under the Securities Act of 1933. The actual amounts of such fees and expenses will be determined from time to time. In addition, as the amount of the debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuances and distributions cannot be determined or estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Amended and Restated Bylaws of the Registrant provide that the Registrant shall indemnify any person made or threatened to be made a party to any threatened, pending or completed action, lawsuit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as a director or officer for another entity) to the full extent it has the power to do so under the Delaware General Corporation Law and other applicable law, except that the Registrant need not indemnify any such person in connection with a proceeding initiated against the Registrant by that person unless the proceeding was authorized by the Registrant’s board of directors. The Amended and Restated Bylaws further provide that the Registrant may indemnify, to the full extent it has the power to do so under the Delaware General Corporation Law and other applicable law, any person made or threatened to be made a party to any proceeding by reason of the fact that such person is or was an associate or agent of the Registrant (or is or was serving at the request of the Registrant as an employee or agent of another entity).

Pursuant to Section 145 of the Delaware General Corporation Law, among other things, the Registrant has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. This power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions or suits brought by or in the right of the Registrant to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred by the person in connection with the defense or of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with the further limitation that in such actions or suits no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of the Registrant is successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter of the type described in the two preceding paragraphs, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

The Restated Certificate of Incorporation of the Registrant, as amended to date, provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Delaware General Corporation Law permits Delaware corporations to include in their certificates of incorporation a provision eliminating or limiting director liability for monetary damages arising from breaches of their fiduciary duty. The only limitations imposed under the statute are that the provision may not eliminate or limit a director’s liability (i) for breaches of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or known violations of law, (iii) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (iv) for transactions in which the director received an improper personal benefit.

The Registrant is insured against liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its Amended and Restated Bylaws. In addition, the directors and officers of the Registrant are insured, at the expense of the Registrant, against certain liabilities that might arise out of their employment and are not subject to indemnification under its Amended and Restated Bylaws.

The foregoing summaries are necessarily subject to the complete texts of Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, of the Registrant and the Amended and Restated Bylaws of the Registrant referred to above and are qualified in their entirety by reference thereto.

ITEM 16.	EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

1.1**	Form of Underwriting Agreement.

4.1	Indenture, dated as of July 19, 2005, between the Registrant and J.P. Morgan Trust Company, National Association, as Trustee (incorporated herein by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-130569)).

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT

4.2	First Supplemental Indenture, dated as of December 1, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as successor-in-interest to J.P. Morgan Trust Company, National Association (incorporated herein by reference to Exhibit 4.6 to the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 of the Registrant (File No. 333-130569)).

4.3**	Forms of debt securities.

5.1*	Opinion of Andrews Kurth LLP with respect to the legality of the securities being registered.

8.1**	Tax Opinion (where required as to any specific offering of debt securities).

12.1	Ratio of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2011).

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature pages hereto).

25.1*	Statement of Eligibility of Trustee on Form T-1.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of debt securities.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bentonville, State of Arkansas, on December 22, 2011.

WAL-MART STORES, INC.

By:	/s/ MICHAEL T. DUKE
Name:	Michael T. Duke
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints S. Robson Walton, Michael T. Duke and Charles M. Holley, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any or all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 22nd day of December, 2011.

Signature	Title

/s/ S. ROBSON WALTON S. Robson Walton	Chairman of the Board of Directors and Director

/s/ MICHAEL T. DUKE Michael T. Duke	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ CHARLES M. HOLLEY, JR. Charles M. Holley, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ STEVEN P. WHALEY Steven P. Whaley	Senior Vice President and Controller (Principal Accounting Officer)

/s/ AIDA M. ALVAREZ Aida M. Alvarez	Director

/s/ JAMES W. BREYER James W. Breyer	Director

/s/ M. MICHELE BURNS M. Michele Burns	Director

Signature	Title

/s/ JAMES I. CASH, JR., PH.D. James I. Cash, Jr., Ph.D.	Director

/s/ ROGER C. CORBETT Roger C. Corbett	Director

/s/ DOUGLAS N. DAFT Douglas N. Daft	Director

/s/ GREGORY B. PENNER Gregory B. Penner	Director

/s/ STEVEN S REINEMUND Steven S Reinemund	Director

/s/ H. LEE SCOTT, JR. H. Lee Scott, Jr.	Director

/s/ ARNE M. SORENSON Arne M. Sorenson	Director

/s/ JIM C. WALTON Jim C. Walton	Director

/s/ CHRISTOPHER J. WILLIAMS Christopher J. Williams	Director

/s/ LINDA S. WOLF Linda S. Wolf	Director